UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005

Technology Solutions Company
(Exact name of Registrant as specified in its charter)
Incorporated in the State of Delaware
Commission File Number 0–19433
Employer Identification No. 36-3584201
205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)
Registrant’s telephone number, including area code: (312) 228-4500
___________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Certificate of Amendment to the Company's Restated Certificate of Incorporation
By-Laws of the Company
Press Release

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
On October 14, 2005, Technology Solutions Company (the “Company”) announced the filing of an amendment to its Restated Certificate of Incorporation to effect a (i) one-for-20 reverse stock split (the “Reverse Stock Split”) of all of the Company’s issued common stock, par value $0.01 per share (“Common Stock”), and (ii) decrease in the number of authorized shares of the Company’s Common Stock from one hundred million shares to twenty million shares. Prior to the filing, the amendment was approved by the Company’s shareholders at a special meeting and by the Company’s Board of Directors. The Reverse Stock Split will become effective at 12:01 a.m. (EST) on October 25, 2005 and the Company’s Common Stock will begin trading on a post-split basis at the market open on the same day.
The Reverse Stock Split will affect all holders of the Company’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split will result in any holder of the Company’s Common Stock receiving cash in lieu of fractional shares. As no scrip or fractional certificates of the Common Stock will be issued in connection with the Reverse Stock Split, stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares of the Common Stock not evenly divisible by twenty will be entitled, upon surrender of certificate(s) representing those shares, to a cash payment in lieu of any fraction. The cash payment will be determined by multiplying the fraction by the per share closing price of the Common Stock on the Nasdaq National Market on the first day for which trading of the Common Stock is reported following the Reverse Stock Split. The ownership of a fractional interest will not give the holder any voting, dividend or other rights except to receive the cash payment just described. The Reverse Stock Split also affects stock options, warrants and securities reserved for issuance pursuant to the Company’s current equity plans. Following the Reverse Stock Split, the number of shares of Common Stock outstanding will decrease to approximately 2.35 million from approximately 47.0 million as of October 14, 2005.
The foregoing description is qualified by reference to the (i) Certificate of Amendment to the Company’s Restated Certificate of Incorporation filed as Exhibit 3.1 hereto and (ii) Press Release filed as Exhibit 99.1 hereto, which are incorporated by reference herein.
On October 14, 2005, the Company’s Board of Directors adopted an amendment to Article V of the Company’s By-Laws adding a provision authorizing shares of the Common Stock to be uncertificated and to make certain conforming changes. The foregoing description is qualified by reference to the Company’s By-Laws, as amended, filed as Exhibit 3.2 hereto and incorporated by reference herein.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits. The following exhibits are filed with this report:

Exhibit
Number	Description of Exhibit
3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation

3.2	By-Laws of the Company, as amended

99.1	Press Release dated October 14, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY
Date: October 18, 2005	By:	/s/ SANDOR GROSZ
Sandor Grosz Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Company’s Restated Certification of Incorporation

3.2	By-Laws of the Company, as amended

99.1	Press Release dated October 14, 2005